                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)


                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION


                   Proxy Statement Pursuant To Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No.)


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[ ] Confidential, For Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
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                                PEOPLESOFT, INC.
                       ----------------------------------
                (Name of Registrant as Specified In Its Charter)

                      -----------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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

As you know, PeopleSoft's Board of Directors this morning unanimously recommended that our shareholders reject Oracle's most recent tender offer. Please find attached a copy of today's press release and also a copy of my letter to PeopleSoft customers.

Oracle's hostile tender offer and their apparent attempts to disrupt our business have been going on longer than any of us would like. Your determination during this time has been inspirational. As this period of disruption finally comes to an end, we look forward to realizing the real value of PeopleSoft.

In these next few weeks, you can expect to see an increasing amount of press coverage, including a media blitz by Oracle. Don't let it distract you. We are doing great. PeopleSoft has performed extremely well, particularly considering Oracle's apparent attempts to disrupt our business. Also, remember that customers support PeopleSoft. They have allowed us to thrive, even in a difficult economy.

Thank you for your belief in PeopleSoft.


Craig


IMPORTANT ADDITIONAL INFORMATION

The PeopleSoft Board of Directors will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of the slate of directors nominated by the Board and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft has filed a proxy statement on Schedule 14A with the SEC in connection with its solicitation of proxies for the Annual Meeting. Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will send the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting.

PeopleSoft has engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for the 2004 Annual Meeting. PeopleSoft's directors, officers and employees, as well as certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, also may assist PeopleSoft in soliciting proxies. Information regarding the interests of Georgeson and these other persons is contained in the 2004 Proxy Statement.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle's tender offer. PeopleSoft stockholders should read the
Schedule 14D-9 and the 2004 Proxy Statement (including any amendments to such documents) because these documents contain important information. The 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC's website at WWW.SEC.GOV and from PeopleSoft at WWW.PEOPLESOFT.COM.

PEOPLESOFT


Dear PeopleSoft Customer,

PeopleSoft's star is rising.

In fact, PeopleSoft's star has been rising for the past few years. Beginning with the release of our unique Pure Internet Architecture in 2000, PeopleSoft has set the pace in enterprise application software. PeopleSoft launched an entirely new category of enterprise applications called Enterprise Service Automation. We were the first to introduce a single Global Payroll Engine. PeopleSoft was the first enterprise software company to offer embedded analytics in our applications. Altogether PeopleSoft has introduced more than 35 completely new applications in the past 18 months alone.

At the same time, PeopleSoft has also led in customer service and value. In a study on Total Cost of Ownership released in April 2003, META Group concluded that PeopleSoft had the lowest Total Cost of Ownership of all the applications providers. In a study of Total Customer Experience released in September 2003, Forrester Research concluded that PeopleSoft had the highest application ownership satisfaction. Finally, in July 2003 the Data Warehousing Institute reported on a survey that found PeopleSoft had the highest percentage of customers that would license its software again based on their experience.

PeopleSoft's blistering pace of innovation, superior customer service, and value has been reflected in our market share gains and financial results. As of the end of 2003, PeopleSoft's four-year compound annual growth rate for application license revenue has exceeded SAP and Oracle. We have met or exceeded our earnings guidance 16 of the last 17 quarters. And PeopleSoft has been able to increase pro forma earnings every year for the past four years, even in a difficult economy.

Our success has not gone unnoticed. As you know, Oracle Corporation made a hostile tender offer for PeopleSoft immediately following our announcement to acquire J.D. Edwards. Oracle's application business has been particularly weak by comparison to PeopleSoft and SAP, and their customer satisfaction level has been significantly declining. For example, the Data Warehousing Institute report mentioned above found that only 15 percent of Oracle customers would make the same decision again.

PeopleSoft's Board of Directors has rejected Oracle's offer three times, including this morning when our Board rejected Oracle's final offer. We continue to be completely committed to our shareholders and our customers, and the real value of PeopleSoft. We are particularly excited about the additional value for both shareholders and customers as we continue our successful integration of J.D. Edwards. As you know, this will provide new products for our World, EnterpriseOne, and Enterprise customers.

We are looking forward to realizing the full value of PeopleSoft as this period of competitive disruption comes to an end. PeopleSoft will continue to offer you the best choice of enterprise application software.

Sincerely,

/s/ CRAIG A. CONWAY
-------------------------
Craig A. Conway
PeopleSoft President, CEO




IMPORTANT ADDITIONAL INFORMATION

The PeopleSoft Board of Directors will be soliciting proxies for use at the 2004 Annual Meeting of Stockholders, or at any adjournment or postponement thereof, to vote in favor of the slate of directors nominated by the Board and to vote on any other matters that properly come before the 2004 Annual Meeting. PeopleSoft has filed a proxy statement on Schedule 14A with the SEC in connection with its solicitation of proxies for the Annual Meeting. Promptly after filing the definitive 2004 Proxy Statement with the SEC, PeopleSoft will send the 2004 Proxy Statement and a WHITE Proxy Card to each PeopleSoft stockholder entitled to vote at the Annual Meeting.

PeopleSoft has engaged Georgeson Shareholder Communications Inc. to assist in soliciting proxies for the 2004 Annual Meeting. PeopleSoft's directors, officers and employees, as well as certain representatives of Citigroup Global Markets Inc. and Goldman, Sachs & Co., financial advisors to PeopleSoft, also may assist PeopleSoft in soliciting proxies. Information regarding the interests of Georgeson and these other persons is contained in the 2004 Proxy Statement.

PeopleSoft has filed a Solicitation/Recommendation Statement on Schedule 14D-9 regarding Oracle's tender offer. PeopleSoft stockholders should read the
Schedule 14D-9 and the 2004 Proxy Statement (including any amendments to such documents) because these documents contain important information. The 2004 Proxy Statement, the Schedule 14D-9 and other public filings made by PeopleSoft with the SEC are available without charge from the SEC's website at WWW.SEC.GOV and from PeopleSoft at WWW.PEOPLESOFT.COM.